EXHIBIT 10.7

=================================================================


                                 LOAN AGREEMENT



                          Dated as of February 18, 1997



                                     between



                              SYBRON CHEMICALS INC.



                                       and



                              CORESTATES BANK, N.A.


==================================================================

SECTION 1.              DEFINITIONS AND RULES OF INTERPRETATION........   1
                        ---------------------------------------

  SECTION 1.01               Definitions...............................   1
                             -----------
  SECTION 1.02               Interpretation of Financial
                             ---------------------------
                             Measurements; Financial Statements........   8
                             ----------------------------------

SECTION 2.              THE LOAN.......................................   8
                        --------

  SECTION 2.01               Revolving Loan............................   8
                             --------------
  SECTION 2.02               The Revolving Loan Note...................   9
                             -----------------------
  SECTION 2.03               Use of Revolving Loan Proceeds............   9
                             ------------------------------
  SECTION 2.04               Interest Rates and Calculation of
                             ---------------------------------
                             Interest..................................   9
                             --------
  SECTION 2.05               Payments to Bank..........................  14
                             ----------------
  SECTION 2.06               Due Date Extenstion.......................  14
                             -------------------
  SECTION 2.07               Mandatory Prepayment; Optional
                             ------------------------------
                             Prepayment; Application of Payments;
                             ------------------------------------
                             Repayment Premium.........................  15
                             -----------------
  SECTION 2.08               Facility Fee..............................  15
                             ------------
  SECTION 2.09               Participations............................  15
                             --------------
  SECTION 2.10               Letters of Credit.........................  16
                             -----------------
  SECTION 2.11               Currency Considerations...................  19
                             -----------------------
  SECTION 2.12               Reduction of Revolving Loan Limit.........  20
                             ---------------------------------
SECTION 3.              CONDITIONS.....................................  20
                        ----------

  SECTION 3.01               Documents Required for the Closing........  20
                             ----------------------------------
  SECTION 3.02               Certain Events............................  21
                             --------------

SECTION 4.              REPRESENTATIONS, WARRANTIES AND SURVIVAL.......  21
                        ----------------------------------------

  SECTION 4.01               Representations and Warranties............  21
                             ------------------------------
  SECTION 4.02               Survival..................................  25
                             --------
  SECTION 4.03               No Default................................  25
                             ----------

SECTION 5.              COVENANTS......................................  25
                        ---------

  SECTION 5.01               Affirmative Covenants.....................  25
                             ---------------------
  SECTION 5.02               Negative Covenants........................  27
                             ------------------

SECTION 6.              DEFAULT........................................  28
                        -------

  SECTION 6.01               Events of Default.........................  28
                             -----------------
  SECTION 6.02               Remedies..................................  31
                             --------

SECTION 7.              MISCELLANEOUS..................................  31
                        -------------

  SECTION 7.01               Construction..............................  31
                             ------------
  SECTION 7.02               [INTENTIONALLY OMITTED]...................  31
  SECTION 7.03               Enforcement and Waiver by the Bank........  31
                             ----------------------------------
  SECTION 7.04               Expenses of the Bank......................  31
                             --------------------

  SECTION 7.05               Notices...................................  31
                             -------
  SECTION 7.06               Waiver and Release by Borrower............  32
                             ------------------------------
  SECTION 7.07               Applicable Law............................  32
                             --------------
  SECTION 7.08               Binding Effect; Assignment and Entire
                             -------------------------------------
                             Agreement.................................  32
                             ---------
  SECTION 7.09               Severability..............................  33
                             ------------
  SECTION 7.10               Counterparts..............................  33
                             ------------
  SECTION 7.11               Headings..................................  33
                             --------
  SECTION 7.12               Modification..............................  33
                             ------------
  SECTION 7.13               Third Parties.............................  33
                             -------------
  SECTION 7.14               Seal......................................  33
                             ----
  SECTION 7.15               WAIVER OF JURY TRIAL......................  33
                             --------------------
  SECTION 7.16               Jurisdiction..............................  33
                             ------------
  SECTION 7.17               Indemnity.................................  33
                             ---------

                                 LOAN AGREEMENT
                                 --------------

THIS LOAN AGREEMENT, dated as of February 18, 1997 (herein called the "Agreement"), is entered into between SYBRON CHEMICALS INC.
("Borrower") and CORESTATES BANK, N.A. ("Bank").


                                   WITNESSETH:
                                   -----------

        A. Borrower desires to establish certain financing arrangements with and borrow funds from Bank and Bank is willing to establish such arrangements for and make loans and advances to Borrower under the terms and provisions hereinafter set forth.

        B. The parties desire to define the terms and conditions of their relationship and to reduce their agreements to writing.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, covenant and agree as follows:

SECTION 1.     DEFINITIONS AND RULES OF INTERPRETATION.
               ----------------------------------------

        SECTION 1.01    Definitions.
                        ------------

        "Alternative Currency" shall mean pounds sterling, Italian lire and
        ----------------------
Dutch guilder.

        "Annual Financial Statements" shall mean the annual consolidated and
        -----------------------------
consolidating financial statements of Borrower, including all notes thereto, which statements shall include a balance sheet as of the end of a fiscal year and an income statement and a statement of cash flows for such year, all setting forth in comparative form the corresponding figures from the previous year, all prepared in conformity with Generally Accepted Accounting Principles and, with respect to said consolidated financial statements, accompanied by an unqualified financial audit of independent certified public accountants who are reasonably satisfactory to Bank which shall state that such accountants have audited such consolidated financial statements and that such financial statements are in conformity with Generally Accepted Accounting Principles, and, with respect to said consolidating financial statements, certified by Borrower's chief financial officer.

         "Approved Line of Business" shall mean, for purposes of Section 5.02(A)
         --------------------------
hereof, the primary line of business in which Borrower is presently engaged as described in Exhibit 111.01(A)II hereto.

         "Average Funded Debt" shall mean, as of any date, the daily
         ---------------------
average Funded Debt for the 12 months then ended (e.g. the sum of

Funded Debt for each day during such 12 month period divided by 365 or 364, as applicable).

         "Bank Indemnitees" shall mean the Bank, any pledgee, assignee or
         ------------------
subsequent holder or owner of the Note or any interest in the Loan, including each Participant, any affiliate, successor, assign or subsidiary of the Bank or any Participant, and each of their respective shareholders, members, directors, officers, employees, counsel, agents and contractors, as well as their respective heirs, beneficiaries, administrators, executors, personal representatives, trustees, receivers, successors and assigns.

         "Base Currency" shall mean Dollars.
         ---------------

         "Business Day" shall mean a day, other than a Saturday or Sunday, on
         --------------
which Bank is open for business.

         "Cash Flow Ratio" shall mean, as of any date, the ratio of (a) Average
         -----------------
Funded Debt for the 12 months then ended to (b) EBITDA for such period.

         "Closing Date" shall mean the date of this Agreement.
         --------------

         "Consent Orders" shall mean the Consent Orders copies of which are
         ----------------
attached hereto as Exhibit "1.01(B)".

         "Current Ratio" shall mean, as of any date, current assets divided by
         ---------------
current liabilities, determined in accordance with GAAP.

         "Dollars" or "$" shall mean lawful money of the United
         ---------    ---
States of America.

         "EBIDTA" shall mean Pre Tax Earnings plus the sum of depreciation and
         --------
amortization and interest expense during the period for which Pre Tax Earnings was calculated.

         "Eguivalent Dollar Amount" shall mean, with respect to an amount of any
         --------------------------
currency other than Dollars as of any date, the amount of Dollars into which such amount of such other currency may be converted at the spot rate at which Dollars are offered by the Bank in London for the purchase of such other currency at approximately 12:00 noon, London time, on such date.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
         -------
as amended.

         "Event of Default" shall mean an event specified in Section
         ------------------
6 hereof.

         "Financial Statements" means any Annual Financial Statements
         ----------------------
or Quarterly Financial Statements.

         "Fixed Charges" means the sum of (a) principal Payments on Funded Debt,
         ---------------
and (b) interest expense on all Indebtedness for borrowed money (including capital lease obligations).

         "Fixed Charge Coverage Ratio" shall mean, as of any date, the ratio of
         -----------------------------
(a) net income plus depreciation and amortization and interest expense minus dividends and other distributions (as determined in accordance with GAAP), all for the 12 months then ended, to (b) Fixed Charges for such period.

         "Funded Debt" means, as of any date, (i) all Indebtedness for borrowed
         -------------
money (including capital lease obligations) which matures more than one year from such date and (ii) the Revolving Loan.

         "Generally Accepted Accounting Principles" or "GAAP" shall mean, with
         ------------------------------------------    ------
respect to any Person, such accounting practice as, in the opinion of the independent accountants retained by such Person and who are reasonably acceptable to the Bank, conforms at the time to generally accepted accounting principles, consistently applied. Generally accepted accounting principles means those principles and practices which are (a) recognized as such by the Financial Accounting Standards Board, (b) applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent financial statements of the relevant Person furnished to the Bank, and (c) consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and cash flows, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder shall be prepared in accordance with such change. Solely for purposes of this Agreement, if any such material change is made, then either (i) the financial covenants shall be appropriately modified by agreement between the parties to reflect such change or (ii) if the parties are unable in good faith to reach such agreement, the financial covenant compliance computations shall be computed without regard to such change.

         "Guarantor" shall mean Sybron Chemie (Nederland) B.V.
         -----------

         "Guaranty" shall mean a Guaranty Agreement in form and
         ----------
substance acceptable to Bank.

         "Indebtedness" shall mean all items of indebtedness,
         --------------
obligation or liability, due or to become due, liquidated or unliquidated, direct or contingent, joint or several, of any nature whatsoever and out of whatever transaction arising, including, without limitation:

         (A) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

         (B) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise to (1) purchase such indebtedness,
(2) purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or to purchase or sell services, primarily for the purpose of enabling any debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss, or (3) supply funds to or in any other manner invest in any debtor;

         (C) All indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject to such mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance, whether or not the liabilities secured thereby have been assumed; and

         (D) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with GAAP, consistently applied, should be reflected on the lessee's balance sheet.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986,
         -----------------------
as amended.

         "Investment" shall mean for purposes of Section 5.02(A) hereof any loan
         ------------
or advance to or equity investment in any Person.

         "Laws" shall mean all ordinances, statutes, rules, regulations, orders
         ------
(including the Consent Orders), injunctions, writs or decrees of any government or political subdivision or agency thereof or any court or similar entity established by any thereof.

         "Letter of Credit" shall have the meaning given thereto in Section 2.10
         ------------------
hereof.

         "Letter of Credit Disbursement" shall mean any payment or disbursement
         -------------------------------
by Bank under any Letter of Credit.

         "Letter of Credit Disbursement Date" shall mean the date on which any
         ------------------------------------
Letter of Credit Disbursement is made.

         "Leverage Ratio" means, as of any date, the ratio of (a) Indebtedness
         ----------------
(other than Subordinated Indebtedness) as of such date to (b) Tangible Net Worth on such date.

         "Loan" shall mean the Revolving Loan.
         ------

         "Material Adverse Effect" shall mean any specified event, condition or
         -------------------------
occurrence as to any one or more of Borrower or any of its Subsidiaries which individually or in the aggregate with any other such event, condition or occurrence and whether through the effect on Borrower's or any of its Subsidiary's business, property, prospects, profits or condition (financial or otherwise) or otherwise could reasonably be expected to (a) result in, to the extent not fully covered by insurance, any liability, loss, forfeiture, penalty, costs, fine, expense,, payment or other monetary obligation or loss of property of Borrower and/or any one or more of its subsidiaries in excess of $10,000,000, and/or (b) in the reasonable judgment of the Bank, materially impair the ability of the Borrower to meet all of its Obligations to the Bank.

         "Note" shall mean the Revolving Loan Note.
         ------

         "Obligations" shall mean the obligations of Borrower to pay the
         ------------
principal of and interest on the Note and the obligations of Borrower and Guarantor to satisfy and perform all of its other existing and future obligations, liabilities and indebtedness to Bank under, as applicable, this Agreement, the Note and the Guaranty, whether matured or unmatured, direct or contingent, joint or several, including, without limitation, any extensions, modifications, renewals thereof and substitutions therefor.

         "Obligor" shall mean each of Borrower and Guarantor.
         ---------

         "Participants" shall mean each Person to which Bank may pursuant to
         --------------
Section 2.09 hereof sell participations in or assign all or any portion of the Loan.

         "Permitted Investments" shall mean (a) direct obligations of, or
         -----------------------
obligations fully and unconditionally guaranteed by, the United States of America, (b) deposit accounts in, or certificates of deposit issued by, any commercial bank in the United States of America having total capital and surplus in excess of Seventy Five Million Dollars ($75,000,000) or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation,
(c) investment grade (rated in one of the four highest rating categories) commercial paper, bankers' acceptances or similar financial instruments, (d) investment grade bonds (rated in one of the four highest rating categories), (e) mutual funds having at least eighty percent, (80%) of their assets in cash and/or investments included in (a), (b), (c) or

(d) above, and/or (f) the investment described in Exhibit
"1.01(C)" hereto.

         "Permitted Liens" shall mean:
         -----------------

                  (A) Liens for taxes, assessments or similar charges incurred in the ordinary course of business which are not yet due and payable;

                  (B) Pledges or deposits made in the ordinary course of business to secure repayment of workers' compensation, or to participate in any fund in connection with compensation, insurance, old-age pensions or other social security programs, as well as any underlying lien, if any, being replaced by such pledge or deposit;

                  (C) Liens of mechanics, materialmen, warehousemen, carriers, or other like lienors, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  (D) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, as well as any underlying lien, if any, being replaced by such pledge, deposit or bond;

                  (E) Liens in favor of Bank; and

                  (F) Purchase money liens on equipment or other fixed assets granted to the vendor or financier thereof as security for the purchase price of the equipment or fixed asset covered thereby.

         "Person" shall mean any individual, corporation, participation,
         --------
association, joint-stock company, trust, unincorporated organization, joint venture, court or government division or agency thereof.

         "Pre-Tax Earnings" shall mean gross revenues and other proper income
         ------------------
credits, less all proper income charges other than taxes on income, all determined in accordance with Generally Accepted Accounting Principles; ided that there shall not be included in such revenues or charges (a) any gains resulting from the write-up of assets; (b) any proceeds of any life insurance policy; or (c) any gain or loss which is classified as "extraordinary" in accordance with Generally Accepted Accounting Principles. Pre-Tax Earnings can be less than zero for all purposes of this Agreement.

         "Ouarterly Financial Statements" shall mean the quarterly consolidated
         --------------------------------
and consolidating financial statements of the Borrower, including all notes (if any) thereto, which statements shall include a balance sheet and an income statement and a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding year prepared in accordance with Generally Accepted Accounting Principles.

         "Ouarterly Period" shall have the meaning given thereto in Section
         ------------------
2.04(A) hereof.

         "Rates" shall mean the respective rates of interest specified in
         -------
Section 2.04 of this Agreement.

         "Reimbursement Obligations" shall have the meaning set forth
         ---------------------------
in Section 2.10 hereof.

         "Reimbursement Rate" shall mean Bank's Prime Rate (as defined in
         --------------------
Section 2.04 hereof) plus 200 basis points.
                     ----

         "Revolving Loan" shall mean the Revolving Loan facility established
         ----------------
pursuant to Section 2.01 of this Agreement.

         "Revolvling Loan Limit" shall mean $40,000,000 or such lesser amount to
         -----------------------
which the Revolving Loan Limit may be permanently reduced in accordance with
Section 2.12 hereof.

         "Revolving Loan Note" shall mean promissory note evidencing Borrower's
         ---------------------
obligation to repay the Revolving Loan.

         "Revolving Loan Termination Date" shall mean February 18, 2002, or such
         ---------------------------------
other later date to which Bank and Borrower may (without obligation to do so) hereafter agree in writing in connection with any renewal or extension of the Revolving Loan.

         "Subordinated Indebtedness" shall mean Indebtedness the repayment of
         ---------------------------
which is subordinated to the Loan and all other obligations pursuant to one or more written subordination agreements with Bank in form and substance reasonably satisfactory to Bank.

         "Subsidiary" shall mean an entity in excess of 50% of the capital stock
         ------------
or other equity interests of which is now or hereafter owned directly or indirectly by Borrower.

         "Tangible Net Worth" shall mean the excess of assets over liabilities
         --------------------
as would be shown on a consolidated balance sheet of the Borrower, prepared in accordance with GAAP, consistently applied, plus the principal balance of Subordinated Indebtedness, provided that such amounts are to be net of amounts carried with respect to any of the following: (i) unamortized debt discount and expense, (ii) patents, patent applications, copyrights, trademarks, trade names, goodwill (including any excess of cost over net assets of businesses acquired), experimental or organization expenses and other like reserves and intangible assets, (iii) loans and advances to employees, officers, directors, shareholders or any other Person, and (iv) investments (other than Permitted Investments) or other interests (whether debt, equity or otherwise) in any Person.

         "25% Entities" shall mean each entity 25% or more but 50% or less of
         --------------
the capital stock or other equity interests of which is now or hereafter owned directly or indirectly by Borrower.

         SECTION 1.02         Interpretation of Financial Measurements;
                              -----------------------------------------
                              Financial Statements.
                              ---------------------

         Except where specifically otherwise provided herein, all financial measurements shall be computed on a consolidated basis for the Borrower and its consolidated subsidiaries, and all references herein to financial statements of the Borrower shall be references to the consolidated and consolidating financial statements of the Borrower and its consolidated subsidiaries.

SECTION 2.    THE LOAN.
              ---------

         SECTION 2.01 Revolving Loan. Under and subject to the terms and
                      --------------
conditions of this Agreement and within the Revolving Loan Limit and as requested by an authorized officer of Borrower from time to time through but not including the Revolving Loan Termination Date, Bank hereby establishes a Revolving Loan facility (the "Revolving Loan") pursuant to which Bank will from time to time make cash advances to and issue Letters of Credit for the account of Borrower. Unless sooner terminated pursuant to any other provision of this Agreement, the Revolving Loan will terminate and the entire principal balance of the Revolving Loan, together with all unpaid accrued interest thereon, shall be repaid on the Revolving Loan Termination Date, without notice or demand. This shall include, as to Letters of Credit outstanding on the Revolving Loan Termination Date, payment by Borrower to Bank on the Revolving Loan Termination Date of cash or cash equivalents acceptable to Bank in an amount equal to the face amount of all outstanding Letters of Credit. Each advance under the Revolving Loan shall be made or issued following the giving of notice by an authorized officer of Borrower to Bank (which notice shall, subject to the provisions of Sections 2.04(A)(v) and 2.11 hereof, be given not later than one
(1) Business Day preceding the Business Day on which such cash advance is required and not later than three (3) Business Days preceding the Business Day on which such Letter of Credit is required), specifying the date of borrowing and the amount thereof. Subject to the provisions of Section 2.04(B)(2)(iii) hereof, cash advance shall be in multiples of $1,000.00. Requests for advances may be made via telecopy or telephonically, and Bank shall be fully justified in relying thereon. Upon fulfillment of all applicable conditions to such advance set forth herein, Bank will make such funds available to the Borrower at Bank's main office by depositing same in Borrower's deposit account with Bank or issuing such Letter of Credit. The outstanding principal balance under the Revolving Loan may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future loans, advances and extensions of credit which may be made by Bank, to or for the benefit of Borrower.

         SECTION 2.02 The Revolving Loan Note. Contemporaneously herewith,
                      -----------------------
Borrower will execute and deliver to Bank the Revolving Loan Note to evidence Borrower's obligation to repay Bank for all amounts due or which may become due in connection with the Revolving Loan, with interest, all as more fully described in the Revolving Loan Note, the terms of which are incorporated herein by reference.

         SECTION 2.03 Use Of Revolving Loan Proceeds. Advances under the
                      ------------------------------
Revolving Loan shall be used by the Borrower exclusively for working capital and general corporate purposes of the Borrower, its Subsidiaries and its 25% Entities, including short term acquisition financing, but subject in all events to the limitation set forth in Section 5.02(A) hereof.

         SECTION 2.04 Interest Rates and Calculation of Interest.
                      -------------------------------------------

                  (A) As used in this Section 2.04, the following terms shall have the following meanings:

                           (i)              "Applicable Margin" means, with
respect to principal of the Revolving Loan for which a LIBOR
Rate election is being made:

                                            (1)      37.5 basis points for any
                                                     Quarterly Period next
                                                     following a fiscal quarter
                                                     in which Borrower's Cash
                                                     Flow Ratio equals or is
                                                     less than 2.0, as reflected
                                                     in Borrower's Compliance
                                                     Certificate for such fiscal
                                                     quarter;

                                            (2)      50 basis points for any
                                                     Quarterly Period next
                                                     following a fiscal quarter
                                                     in which Borrower's Cash
                                                     Flow Ratio equals or is
                                                     less than 2.5 but exceeds
                                                     2.0, as reflected in
                                                     Borrower's Compliance
                                                     Certificate for such fiscal
                                                     quarter;

                                            (3)      75 basis points for any
                                                     Quarterly Period next
                                                     following a fiscal quarter
                                                     in which Borrower's Cash
                                                     Flow Ratio equals or is
                                                     less than 3.0 but exceeds
                                                     2.5, as reflected in
                                                     Borrower's Compliance
                                                     Certificate for such fiscal
                                                     quarter;

                                            (4)      125 basis points for any
                                                     Quarterly Period next
                                                     following a fiscal quarter
                                                     in which Borrower's Cash
                                                     Flow Ratio exceeds 3.0, as
                                                     reflected in Borrower's
                                                     Compliance Certificate for
                                                     such fiscal quarter.

With respect to principal of the Revolving Loan for which a LIBOR Rate election is made, the Applicable Margin will change during the applicable Rate Period as a result of any change in Borrower's Cash Flow Ratio during such Rate Period.

         With respect to principal of the Revolving Loan accruing interest at the Prime-Based Rate, "Applicable Margin" means:

                                            (1)      -150 basis points for any
                                                     Quarterly Period next
                                                     following a fiscal quarter
                                                     in which Borrower's Cash
                                                     Flow Ratio equals or is
                                                     less than 2.0, as reflected
                                                     in Borrower's Compliance
                                                     Certificate for such fiscal
                                                     quarter;

                                            (2)      -125 basis points for any
                                                     Quarterly Period next
                                                     following a fiscal quarter
                                                     in which Borrower's Cash
                                                     Flow Ratio equals or is
                                                     less than 2.5 but exceeds
                                                     2.0, as reflected in
                                                     Borrower's Compliance
                                                     Certificate for such fiscal
                                                     quarter;

                                            (3)      -100 basis points for any
                                                     Quarterly Period next
                                                     following a fiscal quarter
                                                     in which Borrower's Cash
                                                     Flow Ratio equals or is
                                                     less than 3.0 but exceeds
                                                     2.5, as reflected in
                                                     Borrower's Compliance
                                                     Certificate for such fiscal
                                                     quarter;

                                            (4)      -75 basis points for any
                                                     Quarterly Period next
                                                     following a fiscal quarter
                                                     in which Borrower's Cash
                                                     Flow Ratio exceeds 3.0, as
                                                     reflected in Borrower's
                                                     Compliance Certificate for
                                                     such fiscal quarter.

                           (ii)      "Euro-Rate Reserve Percentage" means,
                                     ------------------------------
the applicable effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

                           (iii)     "LIBOR Rate" means, with respect to the
                                     -----------
principal of the loan for which a LIBOR Rate election has been made for any Rate Period, (a) the interest rate per annum determined by Bank by dividing (the resulting quotient rounded upward to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Rate Period for an amount comparable to such principal amount and having a borrowing date and a maturity comparable to such Rate Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage, plus (b) the Applicable Margin.

                           (iv)      "Maximum Tranches" means ten (10).
                                     ------------------

                           (v)       "Notification" means, with respect to
                                     --------------
all periods in which the LIBOR Rate is in effect, telephonic notice (which shall be irrevocable) by an authorized officer of Borrower to Bank, which notice shall be given no later than 10:00 a.m. Philadelphia time, on the day which is at least 3 Business Days prior to the Business Day on which such rate is to become effective, which notice shall specify (a) that a LIBOR Rate is being selected for a portion of outstanding principal of the Revolving Loan, (b) the principal amount of Revolving Loan to be subject to such rate; (c) the Rate Period(s) selected; and (d) the date on which such request is to become effective (which date shall be a date selected in accordance with Section 2.04(B) hereof).

                           (vi)      "Prime Rate" means a per annum rate of
                                     ------------
interest, equal to the rate of interest in effect from time to time at Bank as its Prime Rate (which is not necessarily the lowest interest rate charged by Bank for loans), and whether or not announced or otherwise communicated to Borrower, such Prime Rate to change from time to time as of the effective date of each change in Prime Rate.

                           (vii)     "Ouarterly Period" means the three (3)
                                     ------------------
calendar month period commencing on the first day of the month next following the month in which Borrower provides Bank with a Compliance Certificate pursuant to Section 5.01(A)(3) hereof.

                           (viii)    "Rate Period" means, with respect to all
                                     -------------
periods in which to the LIBOR Rate is in effect, the period of time for which a particular LIBOR Rate shall apply to a portion of the principal of the Revolving Loan. Rate Periods for principal earning interest at the LIBOR Rate shall be for periods of one, two, three or six months, as selected by Borrower, commencing on the date on which such LIBOR Rate is elected to commence; ided, that if a Rate Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Rate Period shall end on the next preceding Business Day. In no event shall any Rate Period end on a day after the Revolving Loan Termination Date.

                  (B) (1) The outstanding principal balance of cash advances under the Revolving Loan shall earn interest at the Prime Rate plus the
                                                               ----
Applicable Margin (the "Prime-Based Rate") provided, however, that, by giving
                                           -----------------------
Notification, Borrower may request to have all or a portion of the outstanding principal of the Revolving Loan earn interest, instead, at the LIBOR Rate as follows: (i) with respect to such principal amount of the Loan, from the date of such advance until the end of the Rate Period specified in the Notification; and/or (ii) with respect to the principal amount of the Loan outstanding and earning interest at the LIBOR Rate at the time of the Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the end of the Rate Period specified in the Notification; and/or (iii) with respect to all or any portion of the principal amount of the Loan outstanding and earning interest at the Prime-Based Rate at the time of Notification, from the date set forth in the Notification until the end of the Rate Period specified in the Notification.

                      (2) Borrower understands and agrees: (i) that the LIBOR Rate applicable to any portion of outstanding principal of the Revolving Loan may be different from the LIBOR Rate applicable to any other portion of outstanding principal of the Revolving Loan, (ii) that no more than the Maximum Tranches of principal of the Revolving Loan bearing interest at the LIBOR Rate may be outstanding at any one time, and (iii) that the minimum amount of principal to which any LIBOR Rate shall apply shall be $100,000.

                      (3) Borrower shall indemnify Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by Bank to fund or maintain advances under the Loan bearing interest at the LIBOR Rate which Bank sustains or incurs as a consequence of any attempt by Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or in part any notice given to Bank to request, convert, renew or prepay any such principal. If Bank sustains or incurs any such loss, it shall notify Borrower of the amount determined by Bank to be necessary to indemnify Bank for such loss or expense (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as Bank deems appropriate). Such amount shall be due and payable by Borrower thirty (30) days after such notice is given.

                      (4) If Bank reasonably determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the LIBOR Rate, then Bank shall give notice thereof to Borrower. Thereafter, until Bank notifies Borrower that the circumstances giving rise to such suspension no longer exist (which notification shall be given promptly), (a) the availability of the LIBOR Rate shall be suspended, and (b) the interest rate for all principal then bearing interest at the LIBOR Rate shall bear interest at the Prime-Based Rate at the expiration of the then current Rate Period(s).

                               In addition, if, after the date Agreement,
Bank shall reasonably determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Bank to make or maintain or fund loans at the LIBOR Rate, Bank shall notify Borrower. Upon receipt of such notice, until Bank notifies Borrower that the circumstances giving rise to such determination no longer apply (which notification shall be given promptly), (a) the availability of the LIBOR Rate shall be suspended, and (b) the interest rate on all principal then bearing interest at the LIBOR Rate shall bear interest at the Prime-Based Rate either (i) on the last day of the then current Rate Period(s) if Bank may lawfully continue to maintain principal at the LIBOR Rate to such day, or

(ii) immediately if Bank may not lawfully continue to maintain principal at the LIBOR Rate.

                  (C) Interest accruing at the LIBOR Rate or the Prime- Based Rate shall be computed on the basis of a 360 day year but charged for the actual number of days elapsed.

                  (D) If, at any time, any of the Rates shall be finally determined by any court of competent jurisdiction, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as such Rate would be deemed excessive, application thereof shall be suspended and there shall be charged in lieu thereof the maximum rate of interest permissible under such Laws.

                  (E) Should there occur an Event of Default under this Agreement, then during the continuance of such Event of Default interest on the Loan shall automatically without notice or demand increase to a rate per annum which is two (2) percentage points above the otherwise applicable Rate(s) ("Default Rate").
Interest at the Default Rate shall continue to accrue notwithstanding the entry of any judgment hereon or on the Note, and all such judgments shall bear interest at the Default Rate provided for herein.

                  (F) Interest on the Revolving Loan shall be payable monthly on the first day of each calendar month or, as to interest accruing at the LIBOR Rate, on the last day of the Rate Period or on the 90th day of the Rate Period if the Rate Period exceeds 90 days.

         SECTION 2.05 Payments to Bank. All payments of interest on and
                      ----------------
principal of the Loan, all fees and all other sums payable to Bank hereunder shall be paid directly to Bank in immediately available funds, in such currency of the United States of America as is, at the time of payment, legal tender for the payment of public and private debts. Bank is hereby irrevocably authorized to charge Borrower's deposit accounts with Bank, and/or charge the Loan, for any and all principal, interest and any other amounts from time to time currently due from Borrower to Bank hereunder and under the Note.

         SECTION 2.06 Due Date Extension. If any payment of principal of, or
                      ------------------
interest on the Loan or any payment of any fee provided for herein or any other amount due hereunder shall fall due on a day which is not a Business Day of Bank, then such due date shall be extended to the next succeeding Business Day and additional interest and fees shall accrue and be payable for the period of such extension.

         SECTION 2.07               Mandatorv Prepayment; Optional Prepayment;
                                    ----------------------------------------
                                    Application of Payments; Repayment Premium.
                                    -------------------------------------------

                  (a) In the event the aggregate principal amount of the Loan (including the face amount of all outstanding Letters of Credit and all related Reimbursement Obligations) shall at the time of any determination of the Revolving Loan Limit be in excess of the Revolving Loan Limit at such time, Borrower will forthwith without notice or demand, repay and reduce the principal balance of the Revolving Loan in an aggregate amount equal to such excess.

                  (b) Borrower may at its option but subject to the terms of Section 2.04(B)(3), prepay the principal of the Loan from time to time and in whole or in part.

                  (c) For purposes of subparts (a) and (b), Borrower will at the time of prepayment designate the portion(s) of principal earning interest at a particular Rate(s) to which such prepayment is to be applied.

                  (d) Notwithstanding anything in subparts (a)-(b) to the contrary, upon acceleration by Bank of the Obligations after the occurrence of an Event of Default, Bank may apply any and all payments to any portion of the Loan in any order as it shall in its discretion determine.

         SECTION 2.08 Facility Fee. Borrower shall pay Bank a Facility Fee equal
                      ------------
to 1/8 of 1% of the Revolving Loan Limit, payable quarterly in arrears.

         SECTION 2.09 Participations. Borrower acknowledges that the Bank may
                      --------------
from time to time sell participations in or, with Borrower's prior written consent (which Borrower agrees not to unreasonably withhold), assign all or any portion of the Loan to one or more financial institutions (each a "Participant") as participant or assignee of Bank in the Loan. In this regard, Borrower agrees that Bank may, subject to the following sentence, from time to time provide financial and other information concerning the Borrower to each Participant as well as to any or prospective participant. Bank agrees to exercise all reasonable efforts to keep any information delivered or made available by the Borrower confidential from anyone other than persons employed or retained by Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan, provided that nothing herein shall prevent Bank from disclosing such information (i) to any affiliate of Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over Bank, (iv) which has been publicly disclosed, (v) in connection with any litigation relating to the Loan, this Agreement or any transaction contemplated hereby to which Bank or

Borrower may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to Bank's legal counsel and independent auditors, and (viii) to any actual or proposed Participant or assignee of all or any part of the Loan hereunder, if such other Person, prior to such disclosure, agrees for the benefit of the Borrower to comply with the provisions of this Section 2.09. Any out of pocket costs or expenses, including attorneys' fees, incurred by Bank or any Participant in connection with the consummation of any such sale or assignment shall be borne by Bank and/or such Participant and not by Borrower.

         SECTION 2.10 Letters of Credit.
                      ------------------

         (A)      Agreement to Issue; Termination; Cash Collateral.
                  -------------------------------------------------

                           (i)         Upon the request of Borrower, Bank shall
under and subject to the terms and conditions hereof issue documentary and commercial letters of credit for the account of Borrower from time to time through but not including the Revolving Loan Termination Date (a "Letter of Credit" and, collectively, the "Letters of Credit"). Letters of Credit issued hereunder shall be under such te=s, including provisions for draw, as shall be acceptable to Bank in its discretion, and shall in no event have an expiry date exceeding twelve (12) months from the date of issue.

                           (ii)        In the event that any Letter of Credit
remains outstanding on the Revolving Loan Termination Date, Borrower shall on said Revolving Loan Termination Date provide Bank with cash or cash equivalents acceptable to Bank in an amount equal to the face amount of all Letters of Credit so outstanding, to be held by Bank as-sdcurity for the Obligations. This right to require cash collateral is in addition to the right of Bank to require cash collateral upon the occurrence of an Event of Default as set forth in
Section 6 hereof.

                  (B)      Letters of Credit Generallv.
                           ----------------------------

                           (i)         Reimbursement of Letters of Credit
                                       ----------------------------------
Disbursements. Borrower agrees to reimburse Bank for the amount of each Letter
-------------
of Credit Disbursement made by Bank on the corresponding Letter of Credit Disbursement Date. Such obligation of Borrower to reimburse Bank for any such Letter of Credit Disbursement is herein referred to as a "Reimbursement
                                                         --------------
Oblicgation." If any Reimbursement Obligation is not paid in full by Borrower to
-------------
Bank on the corresponding Letter of Credit Disbursement Date (for this purpose payments received by Bank after 1:30 p.m., EST on any Business Day shall be deemed to have been made on the next succeeding Business Day), the unpaid amount of such Reimbursement Obligation shall bear interest for each day from the corresponding Letter of Credit Disbursement Date until payment in full thereof (after, as well as before, judgment), payable on demand, at the Reimbursement Rate.

                           (ii)        Letter of Credit Charges and Fees.
                                       ----------------------------------
Borrower agrees to pay on demand to Bank, as well as to any confirming bank of any Letter of Credit required by the beneficiary thereof to be confirmed as a condition to such beneficiary's acceptance thereof, with respect to the issuance, amendment or transfer of any Letter of Credit and each drawing made under any Letter of Credit, issuance, documentary and processing fees and charges in accordance with Bank's and such confirming bank's fees and charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

                           (iii)       Obligations Absolute.  All Reimbursement
                                       --------------------
Obligations of Borrower arising from Letter of Credit Disbursements shall be unconditional and absolute and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever including, without limitation, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any of its subsidiaries or affiliates and the beneficiary for which any Letter of Credit was procured); (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or (iv) payment by Bank under any Letter of Credit against presentation of a demand, draft, certificate or other document which does not comply with the terms of the Letter of Credit, except to the extent that Borrower proves that such payment was gross negligence or willful misconduct on the part of Bank; (v) the failure or delay on the part of Bank in giving any notice hereunder; (vi) any draw thereunder being a consequence of Bank's non-renewal of any Letter of Credit; or (vii) any other circumstance or happening whatsoever similar to any of the foregoing.

                           (iv)        Indemnification; Nature of Duties.
                                       ----------------------------------

                                       (a)    In addition to amounts payable as
elsewhere provided in this Agreement, Borrower hereby indemnities and holds harmless Bank from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which Bank may incur (or which may be claimed against Bank by any Person) by reason of or in connection with the issuance or transfer of, or payment or failure to pay under, any Letter of Credit, or the involvement by Bank in any suit, proceeding or action as a consequence, direct or indirect, of Bank's issuance of any Letter of Credit, except for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, which Borrower proves were caused by the gross negligence or willful misconduct of Bank in determining whether a certificate, draft, statement or document presented under any Letter of Credit complied with the terms of the Letter of Credit.

                                       (b)      As between Borrower and Bank,
Borrower assumes all risks of the acts or omissions of the beneficiary or any transferee of any Letter of Credit with respect to such beneficiary's or transferee's use of the Letter of Credit. Bank shall not be liable or responsible for: (A) the use which may be made of any Letter of Credit or the proceeds of any drawing thereunder or for any acts or omissions of the beneficiary or any transferee in connection therewith; (B) the validity, sufficiency or genuineness of certificates, drafts or documents presented under any Letter of Credit that appear on their face to be in order, or of any endorsement thereon, even if any of the same should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (C) payment by Bank under any Letter of Credit against presentation of drafts, certificates or documents which do not comply with the terms of the Letter of Credit, including failure of any such drafts, certificates or documents to bear any reference or adequate reference to the Letter of Credit, or for any failure of the beneficiary of any Letter of Credit otherwise to comply fully with the conditions required in order to draw under the Letter of Credit; (D) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or the proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; or (E) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that Bank shall be liable to Borrower to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrower which Borrower proves were caused by Bank's gross negligence or willful misconduct in connection with the matters referred to in clauses (B) through (E) above. In furtherance and not in limitation of the foregoing, Bank may accept drafts, certificates or documents presented to it under any Letter of Credit that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and any action taken or omitted by Bank under or in connection with any Letter of Credit, if taken or omitted in good faith and without willful misconduct or gross negligence, shall not put Bank to any resulting liability to any Borrower.

                           (v)     Payments to Bank.  All payments to be made by
                                   ----------------
Borrower to Bank hereunder in respect of Reimbursement Obligations due from Borrower shall be payable on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

                           (vi)    Application.  Borrower shall, as a condition
                                   -----------
to the issuance by Bank of any Letter of Credit, execute and deliver to Bank Bank's then standard Letter of Credit Application and Security Agreement.

         SECTION 2.11 Currency Considerations.
                      ------------------------

                  (A) Each advance (including Letters of Credit) under the Revolving Loan shall be denominated in Base Currency unless Borrower, by not less than five (5) nor more than ten (10) Business Days' written notice to Bank given prior to the requested date of such advance, requests that such advance be denominated in an Alternative Currency, in which case such advance shall, subject to the other terms hereof, be denominated in such Alternative Currency.

                  (B) If Bank has prior to the requested date of such advance in an Alternative Currency notified Borrower that (in Bank's opinion) it is impractical for such advance to be so denominated or to give effect to such request would cause more than five (5) Alternative currencies to be outstanding under the Revolving Loan, then unless Borrower and Bank shall otherwise agree, such advance shall be denominated in Dollars.

                  (C) All determinations as of any date of the outstanding principal balance (including the face amount of outstanding Letters of Credit) of the Revolving Loan will be made in Dollars using, in the case of outstanding advances made in an Alternative Currency, the Equivalent Dollar Amount thereof as of the date of any determination of the principal balance of the Revolving Loan. In no event will Bank have any obligation to make any advance in Alternative Currency if the Equivalent Dollar amount thereof (including the face amount of Letters of Credit) as of the date of advance, when taken together with the then Equivalent Dollar Amount of outstanding advances denominated in Alternative Currencies and the Dollar amount of outstanding advances denominated in Dollars, would exceed the Revolving Loan Limit. From time to time at Bank's discretion, Bank may determine the Equivalent Dollar Amount of outstanding advances made in Alternative Currency; if the Equivalent Dollar Amount so determined, when taken together with outstanding advances (including the face amount of Letters of Credit) made in Dollars, exceeds the Revolving Loan Limit, Borrower will repay the principal of the Revolving Loan or, as to Letters of Credit, provide Bank with cash collateral in the currency in which such

Letter of Credit is denominated, in the amount of such excess within one (1) Business Day after notice thereof from Bank.

         SECTION 2.12 Reduction of Revolving Loan Limit. Upon not less than ten
                      ---------------------------------
(10) days prior written notice by Borrower to Bank, Borrower may elect to permanently reduce the Revolving Loan Limit. Any such election will be permanent and Borrower shall have no right to thereafter increase the same without the Bank's agreement thereto.

SECTION 3.                 CONDITIONS.
                           -----------

The establishment by Bank of the Loan hereunder is subject to the following conditions precedent (all documents to be in form and substance satisfactory to Bank and its counsel):

         SECTION 3.01 Documents Recruired for the Closing. The Borrower shall
                      -----------------------------------
have duly delivered to the Bank the following on the Closing Date:

                  (A) The Note, duly executed on behalf of Borrower;

                  (B) The Guaranty, duly executed on behalf of the Guarantor;

                  (C) A certified (as of the date of the Closing hereof) copy of resolutions of board of directors of each Obligor authorizing the execution, delivery and performance of, as applicable, this Agreement, the Note and the Guaranty;

                  (D) A certified (as of the date of the Closing) copy of each Obligor's by-laws;

                  (E) A certificate (dated the date of the Closing) of each obligor's corporate secretary or assistant secretary as to the incumbency and specimen signatures of the officers of such Obligor executing, as applicable, this Agreement, the Note and the Guaranty;

                  (F) A copy, certified as of the most recent date practicable by the appropriate Secretary of State, of each obligor's articles of incorporation, together with a certificate (dated the date of the Closing) of each obligor's corporate secretary or assistant secretary to the effect that such certificate of incorporation has not been amended since the date of the aforesaid certification;

                  (G) Certificates, as of the most recent dates practicable, of the aforesaid Secretaries of State and the Secretary of State of each state in which any Obligor is qualified as a foreign corporation, as to the subsistence and good standing of such Obligor;

                  (H) A written opinion of counsel to Obligors, dated the date of the Closing and addressed to the Bank, in form and substance satisfactory to Bank and its counsel;

                  (I) A certificate of Borrower, dated the date of the closing, signed on its behalf by the president or a vice president of Borrower to the effect that:

                           (1)      The representations and warranties set forth
in Section 4 of this Agreement are true, complete and correct as of the date of the Closing;

                           (2)      No Event of Default hereunder, and no event
which, with the giving of notice or the passage of time, or both, would become such an Event of Default, has occurred as of the date of the Closing;

                           (3)      No material adverse change has occurred in
the Borrower's financial condition since that reflected in the most recent financial statements delivered to Bank; and

                           (4)      All conditions to Closing set forth in this
Agreement have been fulfilled.

         SECTION 3.02 Certain Events. At the time of the Closing and each
                      --------------
request for an advance or Letter of Credit under the Revolving Loan, no Event of Default shall have occurred and no event shall have occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

SECTION 4.                 REPRESENTATIONS, WARRANTIES AND SURVIVAL.
                           -----------------------------------------

         SECTION 4.01 Representations and Warranties. To induce Bank to enter
                      ------------------------------
into this Agreement, Borrower represents and warrants to Bank that:

                  (A) Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation as shown on Exhibit 114.01(A)II hereto; has the lawful power to own its property and to engage in the business it conducts, and is duly qualified and in good standing in each of the jurisdictions where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect;

                  (B) Neither Borrower nor any of its Subsidiaries is in default with respect to any of its existing Indebtedness where such default would have a Material Adverse Effect, and the making and performance of this Agreement, the Note and the Guaranty will not (immediately, with the passage of time, or with the giving of notice and the passage of time):

                           (1)  Violate the charter, minutes or by-law
provisions of any Obligor or violate any Laws or result in a default under any contract, agreement or instrument to which any Obligor is a party or by which any Obligor or its property is or may be bound, where the same would have a Material Adverse Effect, or

                           (2)  Result in the creation or imposition of any
security interest in, or lien or encumbrance upon, any of the assets of any Obligor;

                  (C) Each Obligor has the power and authority to enter into and perform, as applicable, this Agreement, the Note and the Guaranty and to incur the Obligations herein and therein provided for, and has taken all proper and necessary action, corporate or otherwise, to authorize the execution, delivery and performance of, as applicable, this Agreement, the Note and the Guaranty;

                  (D) This Agreement is and the Note and Guaranty when executed and delivered will be, valid, binding and enforceable against each Obligor, as applicable, in accordance with their respective terms, except to the extent that the enforceability thereof is limited by bankruptcy and similar laws and equitable principles affecting the rights of creditors generally;

                  (E) Except as disclosed in Exhibit "4.0l(E)" to this Agreement, there are no judgments or judicial or administrative orders or proceedings or other litigation pending, or threatened, against or affecting Borrower or any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal, and neither Borrower nor any of its Subsidiaries is in violation of any order of any court, governmental authority, arbitration board or tribunal or administrative agency, or any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which would have a Material Adverse Effect;

                  (F) As of the date of the most recent financial statements submitted to Bank ("Historical Financial Statements"), neither Borrower nor any of its Subsidiaries had any material Indebtedness which is required by GAAP to be disclosed therein including, without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Historical Financial Statements or as disclosed in or permitted by this Agreement. Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability required by GAAP to be disclosed in the Historical Financial Statements not fully reflected and reserved against therein;

                  (G) Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports as required by Law to be filed by it prior to the date hereof, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable, where the failure to do any of the foregoing would have a Material Adverse Effect, except to the extent that Borrower or such Subsidiary is contesting the same in good faith and by appropriate proceeding and an adequate reserve has been made therefor. Borrower has no knowledge of any deficiency or additional assessment against it or any of its Subsidiaries in connection with any taxes, assessments or charges not provided for on its books the failure to pay any of which would have a Material Adverse Effect;

                  (H) Except as otherwise disclosed in Exhibit "4.01(H)" to this Agreement, Borrower and each of its Subsidiaries has complied with all applicable Laws the noncompliance with which would have a Material Adverse Effect with respect to (1) restrictions, specifications or other requirements pertaining to products that it manufactures and sells or to the services it performs, or that it intends to manufacture, sell or perform, (2) the conduct or planned conduct of its business operations, and (3) the use, maintenance and operation or planned use, maintenance and operation of the real and personal property owned or leased by it in the operation or planned operation of its business;

                  (I) All necessary consents, approvals or authorizations of, or filing, registration or qualification with, any Person required to be obtained by Borrower or Guarantor in connection with the execution and delivery of, as applicable, this Agreement, the Note and the Guaranty or the undertaking or performance of any Obligation hereunder or thereunder has been obtained;

                  (J) Any employee benefit plan including those subject to ERISA maintained by Borrower or any of its Subsidiaries or to which any of them contributed or contributes meets the minimum funding standards established in
Section 302 of ERISA and complies in all material respects with all applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code, and no Prohibited Transaction or Reportable Event, within the meaning of Section 4043 of ERISA, has occurred and is outstanding with respect to any such employee benefit plan. Furthermore, no employee benefit plan, including pension plan, has asserted or threatened to assert a claim or demand for withdrawal liability under ERISA as a result of any withdrawal from any said plan by Borrower or any

Subsidiary or any member of its Controlled Group which has occurred on or before the date hereof;

                  (K) Neither Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock;

                  (L) Borrower and each of its Subsidiaries has obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property and assets and to the conduct of its business, the failure to obtain which would have a Material Adverse Effect;

                  (M) Neither Borrower nor any of its Subsidiaries is a guarantor or surety of, or otherwise responsible in any manner with respect to, any undertaking of any Person (other than Borrower or any of its Subsidiaries) except as set forth in the Historical Financial Statements;

                  (N) Except as disclosed in Exhibit 4.01(E), Borrower has no knowledge of any violations by Borrower or any of its Subsidiaries which would have a Material Adverse Effect of any law pertaining to environmental matters, including, without limitation the federal Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), Environmental Cleanup Responsibility Act ("ECRA") and the federal Resource Conservation and Recovery Act ("RCRA") relating to the operations and properties of Borrower or any of its Subsidiaries;

                  (0) Neither Borrower or any of its Subsidiaries has received a summons, citation, notice, directive, letter or other communication, written or oral, not heretofore fully complied with, from any governmental authority concerning any intentional or unintentional action or omission by Borrower or any of its Subsidiaries resulting in any material releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of Hazardous Waste (as defined in 12 U.S.C. ss. 6903(5)) or Hazardous Substance (as defined in 42 U.S.C.
ss. 9609(14);

                  (P) Borrower presently has no corporate affiliates or Subsidiaries other than the Subsidiaries listed on Exhibit "4.01(P)" hereto and is not presently required by GAAP to consolidate its financial statements with those of any Person other than said Subsidiaries;

                  (Q) There are no liens, security interests or other encumbrances on or affecting any of Borrower's or any of its Subsidiaries, personal or real property, other than Permitted Liens.

                  (R) Borrower is, as among itself and its Subsidiaries, the primary chemical operating company in the United States and is not merely a holding company for its operating Subsidiaries, and Guarantor is, as among Borrower and its operating Subsidiaries, an operating Subsidiary with substantial assets and not merely a holding company for other operating Subsidiaries.

         SECTION 4.02 Survival. By completing the Closing, Bank does not thereby
                      --------
waive any breach of warranty or misrepresentation made by Borrower hereunder, or under any other document or agreement delivered to Bank at Closing or otherwise referred to herein, and all of Bank's claims and rights resulting from any breach or misrepresentation by Borrower is expressly reserved by Bank. All of the foregoing representations and warranties set forth in this Section 4 shall survive until all obligations hereunder are paid and satisfied in full.

         SECTION 4.03 No Default. Each request by Borrower that Bank make an
                      ----------
advance or issue a Letter of Credit under the Loan shall, as of the date of such request, constitute a representation and warranty by Borrower to Bank that no Event of Default or event which with the passage of time or the giving of notice or both would constitute an Event of Default exists hereunder.

SECTION 5.                 COVENANTS.
                           ----------

         SECTION 5.01 Affirmative Covenants. Borrower covenants and agrees with
                      ---------------------
Bank that, so long as any of the obligations hereunder remain unsatisfied or Bank has any commitment in connection therewith, it will and will cause each Subsidiary (or, as to subsection 5.01(K), each U.S. Subsidiary) to:

                  (A)      Furnish to Bank:

                           (1)      Within ninety (90) days after each fiscal
year of Borrower, a copy of Borrower's Annual Financial
Statements and Form 10K filing for such fiscal year;

                           (2)      Within forty-five (45) days of the close of
each fiscal quarter, a copy of Borrower's Quarterly Financial Statements and Form 10Q filing for such fiscal quarter;

                           (3)      Concurrently with the foregoing, a
certificate (the "Compliance Certificate") of Borrower, signed on its behalf by its chief financial officer, reflecting compliance or non-compliance with the financial covenants set forth in Exhibit "5.01(J)" hereof; and

                           (4) Upon Bank's request, annual projections of
Borrower's financial condition.

                  (B) Maintain its properties in good condition and repair (normal wear and tear excepted), and pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same.

                  (C) Carry insurance with reputable insurers in form and amount and against fire (with extended coverage), liability and such otherrisks as are customary with companies in the same or similar business in the same area as Borrower or such Subsidiary.

                  (D) Pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon Borrower or such Subsidiary or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor (as determined by Borrower's certified public accountants) having been set aside on its books.

                  (E) Maintain complete and accurate books and records and permit access by Bank during business hours and upon reasonable prior notice (which may be oral or written) to such books and records and permit Bank to inspect its properties and operations. Bank may at any time and from time to time on reasonable notice to Borrower, but not more often than once every three
(3) months unless an Event of Default shall have occurred and is continuing, audit and conduct examinations of Borrower's or any Subsidiary's books and records and make abstracts and copies thereof, and Borrower will pay to Bank Bank's standard fees therefor.

                  (F) Take all necessary steps to preserve and qualify its existence and franchises and comply with all present and future Laws applicable to it in the operation of its business, where the failure to do so would have a Material Adverse Effect.

                  (G) Give prompt notice to the Bank of (1) any litigation to which it is a party if an adverse decision therein would have a Material Adverse Effect, and (2) the institution of any other suit or any administrative proceeding involving Borrower or any Subsidiary that would have a Material Adverse Effect.

                  (H) Notify Bank promptly upon becoming aware of the occurrence of any Event of Default or of any fact, condition or event that, with the giving of notice or passage of time, or both, could become an Event of Default, or of the failure of any obligor to observe any of its undertakings hereunder or under the Guaranty.

                  (I) (1) Fund all its employee benefit plans in accordance with no less than the minimum funding standards of Section 302 of ERISA, (2) promptly advise Bank of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Employee Benefit Plan(s) and the action which Borrower or such Subsidiary proposes to take with respect thereto; and (3) promptly advise Bank of any claim for withdrawal liability made against it or a member of its Controlled Group.

                  (J) Be in compliance with the financial covenants set forth in
Exhibit 115.01(J)" hereto.

                  (K) Maintain its major and primary deposit accounts with Bank.

                  (L) Provide Bank with prompt written notice of any change in the management or control of Borrower or any Subsidiary, "control" for this purpose meaning the power to directly or indirectly control the policies and affairs of a Person through the ownership of stock or otherwise.

         SECTION 5.02 Negative Covenants. Borrower hereby covenants and agrees
                      ------------------
that so long as any of the Obligations remain unsatisfied or Bank has any commitment in connection therewith, without the prior written consent of Bank, Borrower will not or suffer or permit any Subsidiary to:

                  (A) Hereafter enter into any merger, consolidation or reorganization, or acquire any stock in or all or substantially all of the assets of or any partnership or joint venture interest in, or make any Investment (other than a Permitted Investment) in any other Person, except:

                           (a)      a merger or consolidation of one subsidiary
into Borrower or another Subsidiary,

                           (b)      Investments (including intercompany advances
of Loan proceeds) hereafter made by Borrower in Borrower's Subsidiaries and 25% Entities, provided that the aggregate of all such Investments (measured, as to
          --------
equity investments, by paid-in capital, and, as to debt, by the outstanding principal amount thereof) hereafter made by Borrower shall not exceed $10,000,000 at any time outstanding as to Subsidiaries and $2,500,000 at any time outstanding as to 25% Entities, and

                           (c)      Acquisitions of the stock or assets of any
Person having an Approved Line of Business.

                  (B) Sell, transfer, lease or otherwise dispose of all or (except for (i) the sale of Inventory in the ordinary course of its business, and (ii) and disposition of fixed assets which in Borrower's reasonable judgment are no longer necessary in the operation of its or such Subsidiary's business in the ordinary course thereof) any part of its assets, except for sales of any business unit (whether by sale of stock or assets) having a sales price of $5,000,000 or less per sale transaction and of $10,000,000 or less in the aggregate for all such sale transactions.

                  (C) Mortgage, pledge, grant or permit to exist a security interest in or lien on any of its assets of any kind, real or personal, tangible or intangible, now owned or hereafter acquired, except for Permitted Liens, or enter into or suffer to permit or exist any agreement by which it agrees not to grant liens in favor of Bank (either by specific reference to Bank or by reference to any Person generally).

                  (D) Directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

                  (E) Be subject to any agreement or restriction which prohibits any Subsidiary from repaying or making cash dividends on or reductions of any Investment by the Borrower or any other Subsidiary in such Subsidiary.

SECTION 6.                 DEFAULT.
                           --------

         SECTION 6.01 Events of Default. Each of the following events shall
                      -----------------
constitute an Event of Default and upon the occurrence thereof Bank shall thereupon have the option (which is not intended to diminish, alter or limit any other of Bank's rights described in this Agreement, the Collateral Documents or any related agreements and documents) (A) to declare Borrower in default under this Agreement, the Note, and all other agreements with Bank, (B) to terminate any undertaking of Bank in connection with the Loan, and (C) require that Borrower provide the Bank, and Borrower agree to provide to the Bank, cash or cash equivalents acceptable to Bank in an amount equal to the face amount of all outstanding Letters of Credit, and/or (D) to declare all Obligations immediately due and payable, including, but not limited to, interest, principal, expenses, advances to protect Bank's position and reasonable attorneys' fees to enforce this Agreement, the Note, and all related agreements and documents, and all of Bank's rights hereunder and thereunder, all without demand, notice, presentment or protest, or further action of any kind:

                  (A) Borrower fails to pay to Bank when due any installment of principal, interest, fee or other charge payable hereunder or under the Note within ten (10)days after written notice thereof given by Bank to Borrower.

                  (B) Borrower or any other obligor fails to observe or perform any other Obligation to be observed or performed by it hereunder or under the Note or the Guaranty, or under any other existing or future agreement between any Obligor and Bank, which failure, if other than a failure to comply with the provisions of Sections 5.01(A), 5.01(J) or 5.02 hereof, is not cured within thirty (30) days of Bank's giving Borrower written notice of the occurrence thereof.

                  (C) Any Financial Statement or any representation made herein or provided to Bank pursuant to any requirement hereof is materially false, incorrect, or incomplete when made.

                  (D) Borrower or any Subsidiary becomes insolvent or generally fails to pay, or admits its inability to pay, debts as they become due or makes a general assignment for the benefit of any of its creditors, and, as to other than an obligor, the same is reasonably likely to have a Material Adverse Effect.

                  (E) Borrower or any Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for it or any of its property or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or such Subsidiary or for a substantial part of its property and is not discharged within sixty (60) days; and, in any such event, as to other than an Obligor, the same is reasonably likely to have a Material Adverse Effect.

                  (F) Any bankruptcy, reorganization, liquidation, dissolution or other case and proceeding under any bankruptcy or insolvency law is commenced in respect of Borrower or any Subsidiary and if such case or proceeding is not commenced by Borrower or such Subsidiary, it is consented to or acquiesced in by Borrower or such Subsidiary or remains for sixty (60) days undismissed, and, in any such event, as to other than an obligor, the same is reasonably likely to have a Material Adverse Effect.

                  (G) Borrower and its Subsidiaries discontinue their business operations taken as a whole or materially change the nature of their business taken as a whole from the Approved Line of Business.

                  (H) Borrower or any Subsidiary shall suffer final judgment(s) for the payment of money not covered by insurance or reserves reasonably satisfactory to Bank if any such judgment or judgments would have a Material Adverse Effect and shall not discharge, satisfy or stay the same within a period of sixty (60) days, or any lien shall attach against any property of Borrower or any Subsidiary by reason of any judgment or any execution issued in connection therewith where, as to other than an obligor, the same is reasonably likely to have a Material Adverse Effect.

                  (I) (1) Any reportable event which Bank reasonably determines to constitute grounds for the termination of any employee benefit plan by the PBGC or for the appointment by any United States District Court of a trustee to administer or liquidate any Employee Benefit Plan; (2) the termination of any employee benefit plan, or any Defined Benefit Plan described in Section 414(j) or Section 414(k) of the Internal Revenue Code, the present value of whose benefits that may be guaranteeable under Title IV of ERISA exceeds the amount of plan assets allocable to such benefits; (3) the appointment by any United States District Court of a trustee to administer any Employee Benefit Plan; (4) the institution by the PBGC of proceedings to terminate any Employee Benefit Plan;
(5) the failure by Borrower or any Subsidiary or any member of any Controlled Group to meet the minimum funding standards established in Section 302 of ERISA; or (6) the assertion of any claim of, or demand for, withdrawal liability under ERISA by any multi-employer pension plan to which Borrower or any subsidiary or any member of its Controlled Group heretofore contributed or currently contributes; but onlv if any of the events described in clauses (1) - (6),
                 -------
individually or in the aggregate, would have a Material Adverse Effect.

                  (K) (a) Failure by Borrower or any Subsidiary to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which it is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), and, as a result thereof (assuming the giving of appropriate notice thereof, if required), Indebtedness which is included therein or secured or covered thereby shall have been declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

                      (b) Any event or condition referred to in any Debt Instrument shall have occurred or failed to occur, and, as a result thereof, Indebtedness which is included therein or secured or covered thereby shall have been declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

                      (c) Failure to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt
Instrument;

and in any of said events set forth in (a), (b) and (c) the same has a Material Adverse Effect.

         SECTION 6.02 Remedies. After any acceleration of the Obligations, Bank
                      --------
shall have in addition to the rights and remedies given itby this Agreement, the Note and the Guaranty, all those allowedby all applicable Laws.

SECTION 7.                 MISCELLANEOUS.
                           --------------

         SECTION 7.01 Construction. The provisions of this Agreement shall be in
                      -------------
addition to those of the Note and the Guaranties all of which shall be construed as integrated and complementary to each other.

         SECTION 7.02  [INTENTIONALLY OMITTED].

         SECTION 7.03 Enforcement and Waiver by the Bank. Bank shall have the
                      ----------------------------------
right at all times to enforce the provisions of this Agreement and the Note in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Bank in refraining from so doing at any time or times. The failure of Bank at any time or times to enforce its rights under such provisions, strictly in accordance with such provisions, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived this Agreement. All rights and remedies of Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         SECTION 7.04 Expenses of the Bank. Borrower agrees to pay all costs and
                      --------------------
expenses, including reasonable attorneys' fees and expenses, and filing, search and other out-of-pocket expenditures (including, during the continuance of any Event of Default, environmental audit, consulting and appraisal fees), incurred by Bank in connection with the preparation, negotiation, amendment, extension, replacement, modification, enforcement, work-out or termination of this Agreement, the Note, the Loan and the Guaranty and the collection or attempted collection of the Note or any other Obligations, and the protection, preservation or defense of Bank's rights and interests.

         SECTION 7.05 Notices. Any notices or consents required or permitted by
                      -------
this Agreement shall (except as otherwise specifically provided in this Agreement) be in writing and shall be sufficiently delivered if delivered in person, or by commercial courier against receipt or if sent by certified mail, postage prepaid, return receipt requested, or by telecopy, as follows, unless such address or telecopy number is changed by written notice hereunder:

                  (A)      If to Borrower:

                           Sybron Chemicals Inc.
                           Birmingham Road
                           Birmingham, New Jersey 08011

                           Attention:  Richard M. Klein
                                       Lawrence R. Hoffman, Esq.

                           Telecopy No. (609) 893-2063

                  (B)      If to Bank:

                           CoreStates Bank, N.A.
                           600 Cuthbert Blvd.
                           Haddon Township, New Jersey 08108

                           Attention: Richard J. Preskenis
                                      Vice President

                           Telecopy No. (609) 858-7622

         SECTION 7.06 Waiver and Release by Borrower. To the maximum extent
                      ------------------------------
permitted by applicable Laws, Borrower:

                  (A) Waives (1) protest of all commercial paper at any time held by Bank on which Borrower is any way liable; and (2) except as otherwise set forth herein, notice and opportunity to be heard, after acceleration in the manner provided in Section 6.01 hereof, before exercise by Bank of the remedies of set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with Borrower and, except where required hereby or by any applicable Laws, notice of any other action taken by Bank; and

                  (B) Releases Bank and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence or bad faith.


         SECTION 7.07 Applicable Law. The substantive Laws of the State of New
                      --------------
Jersey shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

         SECTION 7.08               Binding Effect; Assictnment and Entire
                                    --------------------------------------
                                    Agreement.
                                    ----------

         This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Borrower has no right to assign any of its respective rights or Obligations hereunder without the prior written consent of Bank. Bank may, subject to Section 2.09 hereof, assign its rights hereunder to other financial institutions. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement among the parties relating to the subject matter thereof.

         SECTION 7.09 Severability. If any provision of this Agreement is held
                      ------------
invalid under any applicable Laws, such invalidity will not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         SECTION 7.10 Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         SECTION 7.11 Headings. The headings of any paragraph or section of this
                      --------
Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         SECTION 7.12 Modification. No modification or amendment hereof or of
                      ------------
any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

         SECTION 7.13 Third Parties. No rights are intended to be created
                      -------------
hereunder for the benefit of any third party donee, creditor or incidental beneficiary of Borrower.

         SECTION 7.14 Seal. This Agreement is intended to take effect as an
                      ----
instrument under seal.

         SECTION 7.15 WAIVER OF JURY TRIAL. BORROWER AND BANK IRREVOCABLY
                      --------------------
WAIVETRIAL BY JURY AND THE RIGHT THERETO IN ANY LITIGATION IN ANYCOURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, COLLATERAL DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         SECTION 7.16 Jurisdiction. Borrower and Bank hereby irrevocably consent
                      ------------
to the non-exclusive jurisdiction of the Superior Courts of New Jersey and of the United States District Court for New Jersey in any and all actions and proceedings in connection with this Agreement or the Note and irrevocably consent, in addition to any methods of service of process permissible under applicable law, to service of process by certified mail, return receipt requested to the address of the Borrower and Bank as set forth herein.

         SECTION 7.17 Indemnity. Borrower agrees to indemnify, defend and hold
                      ---------
the Bank Indemnitees harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which any Bank Indemnitee may become subject arising out of or based upon this Agreement, the Note or the Loan through the alleged negligence of such Bank Indemnitee or otherwise, except and to the extent that Borrower proves that such loss, liability, etc. was caused by the gross negligence or willful misconduct or bad faith of the Person otherwise so indemnified, and in no event including
(i) income taxes imposed on Bank by reason of interest income received on the Loans or (ii) the internal administrative expenses incurred by Bank in the administration of the Loans.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.



                                               SYBRON CHEMICALS INC.



                                               By:  s/s Lawrence R. Hoffman
                                                  -------------------------



                                               CORESTATES BANK, N.A.



                                               By:  s/s/ Richard J. Preskenis
                                                  ---------------------------

                                 EXHIBIT 5.01(J)


                               Financial Covenants



(a) Leverage Ratio of not more than 2.5 to 1.0 as of the end of each fiscal quarter, commencing with fiscal quarter ending December 31, 1996.

(b) Current Ratio of not less than 1.5 to 1.0 as of the end of each fiscal quarter, commencing with fiscal quarter ending December 31, 1996.

(c) Cash Flow Ratio of not less than 3.0 to 1.0 as of the end of each fiscal quarter, commencing with fiscal quarter ending December 31, 1996.

(d) Fixed Charge Coverage Ratio of not less than 1.75 to 1.0 as of the end of each fiscal quarter, commencing with fiscal quarter ending December 31, 1996.

(e) Tangible Net Worth as of the end of each fiscal year, commencing with fiscal year ending December 31, 1996, of not less than the then prior fiscal year Tangible Net Worth plus 50% of net income for the fiscal year then ended.

(f)      Borrower will not have any losses.

                               REVOLVING LOAN NOTE

$40,000,000                                                   February 18, 1997

         FOR VALUE RECEIVED and intending to be legally bound, the undersigned, SYBRON CHEMICALS INC. ("Borrower"), promises to pay to the order of CORESTATES BANK, N.A. ("Bank"), the principal sum of FORTY MILLION DOLLARS ($40,000,000) or such lesser sum which constitutes the principal balance outstanding under the Revolving Loan established by Bank pursuant to the provisions of that certain Loan Agreement of even date herewith between Borrower and Bank (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Loan Agreement"), the terms of which are incorporated herein by reference. This
Note is that certain Revolving Loan Note issued to Bank and referred to in the Loan Agreement and evidences the obligation of Borrower to repay the Loans under the Revolving Loan. All capitalized terms used and not defined herein shall have the meanings given them in the Loan Agreement.

         1. Rate and Payment of Interest. Principal and interest shall be
            ----------------------------
calculated and payable as set forth in the Loan Agreement. If any payment of principal of, or interest on, this Note shall fall due on a day which is not a Business Day, then such due date shall be extended to the next Business Day and additional interest shall accrue and be payable for the period of such extension.

         2. Holder's Rights Upon Default. If an Event of Default occurs under
            ----------------------------
the Loan Agreement, Bank shall thereupon have the option at any time and from time to time to accelerate Borrower's obligations to Bank and exercise all rights and remedies set forth in the Loan Agreement and in any of the other loan documents referred to therein, as well as any and all rights and remedies otherwise available to Bank at law or in equity to collect the unpaid indebtedness evidenced hereby. Any failure or delay of Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Bank of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof.

         3. Borrower's Waiver. Borrower hereby waives protest, demand, notice of
            -----------------
nonpayment and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note. Borrower hereby waives any and all rights it may have to a jury trial in connection with any litigation commenced against Borrower with respect to this Note.

         4. Expenses. Borrower agrees to reimburse Bank for all expenses,
            --------
including reasonable attorneys' fees and costs, incurred by Bank to enforce the provisions of this Note, protect and preserve Bank's rights under the Loan Agreement, and collect Borrower's obligations hereunder.

         5. Governing Law. This Note shall be construed and governed by the laws
            -------------
of the State of New Jersey without regard to conflict of laws principles. Borrower hereby irrevocably consents to the non-exclusive jurisdiction of the Superior Courts of New Jersey and of the United States District Court for New Jersey in any and all actions and proceedings in connection with this Agreement or the Note.

         6. Miscellaneous. The provisions of this Note are severable
            -------------
and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note.

         IN WITNESS WHEREOF, this Revolving Loan Note has been executed and delivered as of the date set forth above.

                                                     SYBRON CHEMICALS INC.

                                                     /s/ Lawrence R. Hoffman
                                                     -----------------------
                                                     By: Lawrence R. Hoffman

                               GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT ("Guaranty") is made and entered into as of this 18th day of February, 1997, by SYBRON CHEMIE NEDERLAND B.V. ("Guarantor"), in consideration of the extension of credit by CORESTATES BANK, N.A. ("Bank") to SYBRON CHEMICALS INC. ("Borrower"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     1. Guaranty of Obligations.  The Guarantor hereby  guarantees,  and becomes
        -----------------------
surety for, the prompt payment and performance of all liabilities, obligations, covenants and duties owing by the Borrower to the Bank of any kind or nature under or in connection with that certain Loan Agreement (as amended from time to time, the "Loan Agreement") between Bank and Borrower of even date herewith relating to a $40,000,000 Revolving Loan, as more fully set forth therein, and any amendments, extensions, renewals or increases thereof and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses (collectively, the
"Obligations"). If the Borrower defaults under any such Obligations, the Guarantor will pay the amount due to the Bank.

     2. Nature of  Guaranty;  Waivers.  This is a guaranty of payment and not of
        -----------------------------
collection and the Bank shall not be required, as a condition of the Guarantor's liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations. This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Bank of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Bank to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof. The Guarantor's obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, deduction or defense based upon any claim the Guarantor may have against the Borrower or the Bank, except payment or performance of the Obligations.

     Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Bank's failure to comply with the notice requirements of the applicable version of Uniform Commercial Code ss. 9-504 are hereby waived. The Bank at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor's liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating

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


to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrower in such order, manner and amount as the Bank may determine in its sole discretion; (d) deal with any other person with respect to any Obligations in such manner as the Bank deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

     3.  Repayments or Recovery from the Bank. If any demand is made at any time
         ------------------------------------
upon the Bank for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Bank repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Bank. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Bank's rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.


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



     4. Enforceability of Obligations. No modification,  limitation or discharge
        -----------------------------
of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor's liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted. The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding.

     5.  Events of  Default.  If any Event of Default  shall  occur under and as
         ------------------
provided in the Loan Agreement, the Guarantor will, on the demand of the Bank, immediately deposit with the Bank in U.S. dollars all amounts due or to become due under the Obligations and the Bank will use such funds to repay the Obligations. Upon the occurrence of any Event of Default, the Bank in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code.

     6.  Right of  Setoff.  In  addition  to all liens upon and rights of setoff
         ----------------
against the money, securities or other property of the Guarantor given to the Bank by law, the Bank shall have, with respect to the Guarantor's obligations to the Bank under this Guaranty and to the extent permitted by

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


law, a contractual right of setoff against all deposits, moneys, securities and other property of the Guarantor now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor. Every such right of setoff shall be deemed to have occurred immediately upon the occurrence of an Event of Default hereunder without any action of the Bank although the Bank may enter such setoff on its books and records at a later time.

     7.  Costs.  To the extent  that the Bank  incurs any costs or  expenses  in
         -----
protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys' fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the incurring or payment thereof at the Default Rate (as defined in any of the Obligations).

     8. Postponement of Subrogation. Until the Obligations are indefeasibly paid
        ---------------------------
in full, the Guarantor postpones and subordinates in favor of the Bank any and all rights which the Guarantor may have to assert any claim against the Borrower based on subrogation rights with respect to payments made hereunder.



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


     9. Notices. All notices, demands, requests,  consents,  approvals and other
        -------
communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the addresses for the Bank and the Guarantor set forth in the Loan Agreement or to such other address as one may give to the other in writing for such purpose.

     10.  Preservation  of Rights.  No delay or  omission  on the Bank's part to
          -----------------------
exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank's action or inaction impair any such right or power. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. The Bank may proceed in any order against the Borrower, the Guarantor or any other obligor of, or collateral securing, the Obligations.

     11. Illegality. In case any one or more of the provisions contained in this
         ----------
Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     12.  Changes  in  Writing.  No  modification,  amendment  or  waiver of any
          --------------------
provision of this Guaranty nor consent to any departure by the Guarantor therefrom, will be effective

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


unless made in a writing signed by the Bank and Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

     13.  Entire   Agreement.   This  Guaranty   (including  the  documents  and
          ------------------
instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantor and the Bank with respect to the subject matter hereof.

     14. Successors and Assigns. This Guaranty will be binding upon and inure to
         ----------------------
the benefit of the Guarantor and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantor may not assign this Guaranty in whole or in part without the Bank's prior written consent and the Bank at any time may assign this Guaranty in whole or in part.

     15.  Interpretation.  In this  Guaranty,  unless the Bank and the Guarantor
          --------------
otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and references to sections or exhibits are to

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


those of this Guaranty unless otherwise indicated. Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose. If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.

     16.  Indemnity.  The Guarantor  agrees to indemnify  each of the Bank,  its
          ---------
directors, officers and employees and each legal entity, if any, who controls the Bank (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Guaranty; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Guaranty. Bank shall give notice to Guarantor of any third party claim which Bank believes may result in any claim under the provisions of this Section 16 promptly after Bank becomes aware of such claim.

     17.  Governing Law and  Jurisdiction.  This Guaranty shall be construed and
          -------------------------------
governed by the laws of the State of New Jersey without regard to conflict of laws principles. The Guarantor hereby irrevocably consents to the non-exclusive

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


jurisdiction of the Superior Courts of New Jersey and of the United States District Court for New Jersey in any and all actions and proceedings in connection with this Guaranty; provided that nothing contained in this Guaranty will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantor individually, against any security or against any property of the Guarantor within any other county, state or other foreign or domestic jurisdiction. The Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Guarantor. The Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

     18.  WAIVER OF JURY TRIAL.  THE  GUARANTOR  IRREVOCABLY  WAIVES ANY AND ALL
          --------------------
RIGHT THE  GUARANTOR  MAY HAVE TO A TRIAL BY JURY IN ANY ACTION,  PROCEEDING  OR
CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF OUCH DOCUMENTS. THE GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.





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


     WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.




                                    SYBRON CHEMIE NEDERLAND B.V.

                                    /s/ Lawrence R. Hoffman
                                    -----------------------
                                    Name: Lawrence R. Hoffman
                                    Title: Secretary


                                    CORESTATES BANK, N.A.

                                    /S/ Richard J. Preskenis
                                    ------------------------
                                    Name:  Richard J. Preskenis
                                    Title: Vice President






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